Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-06297, 333-43296, 333-56284, 333-59379, 333-62130, 333-105140, 333-106409, 333-120932, 333-135399, and 333-151488) of ArthroCare Corporation (the “Company”) of our report dated November 18, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

Austin, TX

November 24, 2009